As filed with the Securities and Exchange Commission on December 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KODIAK AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1592112
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1049 Terra Bella Avenue

Mountain View, California 94043

(Address of Principal Executive Offices, including zip code)

Kodiak Robotics, Inc. 2018 Equity Incentive Plan

Kodiak AI, Inc. 2025 Equity Incentive Plan

Kodiak AI, Inc. 2025 Employee Stock Purchase Plan

(Full title of the plans)

Jordan Coleman

Chief Legal and Policy Officer

1049 Terra Bella Avenue

Mountain View, California 94043

(650) 209-8005

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Saper

Melissa Rick

Austin March

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Unless the context otherwise requires, “we,” “us,” “our,” the “Registrant,” “Kodiak” and the “Company” refer to Kodiak AI, Inc., a Delaware corporation (f/k/a Ares Acquisition Corporation II, a Cayman Islands exempted company), and its consolidated subsidiaries following the closing (the “Closing”) of the Business Combination (as defined below), references to “AACT” refer to Ares Acquisition Corporation II, a Cayman Islands exempted company, prior to the Closing, references to “Legacy Kodiak” refer to Kodiak Robotics, Inc., a Delaware corporation, which became a wholly-owned subsidiary of Kodiak in connection with the Closing. All references herein to the “Board” refer to the board of directors of Kodiak.

On September 24, 2025, we consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated April 14, 2025 (the “Business Combination Agreement”) by and among AACT, Legacy Kodiak, and AAC II Merger Sub, Inc., a Delaware corporation. The Business Combination Agreement and related transactions were approved at an Extraordinary General Meeting of AACT’s shareholders held on September 23, 2025.

This Registration Statement on Form S-8 includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used for reoffers and resales of shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Kodiak on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current and former employees, directors, officers, consultants, and/or advisors of the Registrant or its subsidiaries identified in the Reoffer Prospectus (the “Selling Securityholders”). The number of shares of Common Stock included in the Reoffer Prospectus were acquired by or issuable to the Selling Securityholders pursuant to equity awards granted prior to or in connection with the business combination and related transactions pursuant to the Business Combination Agreement (the “Business Combination”), including equity awards assumed in connection with the Business Combination under the Kodiak AI, Inc. 2025 Equity Incentive Plan and the Kodiak Robotics, Inc. 2018 Equity Incentive Plan (as described in the Reoffer Prospectus), and does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

As of the open of trading on September 25, 2025, the Common Stock and redeemable warrants, formerly those of AACT, began trading on the Nasdaq Stock Market LLC under the symbols “KDK” and “KDKRW,” respectively.

REOFFER PROSPECTUS

25,053,812 Shares of Common Stock

This reoffer prospectus (this “Reoffer Prospectus”) relates to the offer and sale from time to time by the selling securityholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 25,053,812 shares (the “Shares”) of Common Stock, par value $0.0001 per share (“Common Stock”), of Kodiak AI, Inc.

This Reoffer Prospectus covers the Shares acquired by or issuable to the Selling Securityholders pursuant to awards granted to the Selling Securityholders under the Kodiak Robotics, Inc. 2018 Equity Incentive Plan (“2018 Plan”) and the Kodiak AI, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares offered by this Reoffer Prospectus.

Upon vesting of the shares of Common Stock offered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, and subject to the expiration of the lock-up agreement(s) described in this Reoffer Prospectus, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers that the Selling Securityholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices over a period of time, or at negotiated prices. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares under this Reoffer Prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

Our Common Stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “KDK.” On November 25, 2025, the last quoted sale price for our Common Stock as reported on Nasdaq was $6.00 per share.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

We are an “emerging growth company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 6 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is December 1, 2025.

ABOUT THIS REOFFER PROSPECTUS

Unless the context otherwise requires, “we,” “us,” “our,” the “Registrant,” “Kodiak” and the “Company” refer to Kodiak AI, Inc., a Delaware corporation (f/k/a Ares Acquisition Corporation II, a Cayman Islands exempted company), and its consolidated subsidiaries following the closing (the “Closing”) of the business combination and related transactions (the “Business Combination”) pursuant to the Business Combination Agreement (as defined elsewhere in this Reoffer Prospectus), references to “AACT” refer to Ares Acquisition Corporation II, a Cayman Islands exempted company, prior to the Closing, references to “Legacy Kodiak” refer to Kodiak Robotics, Inc., a Delaware corporation, which became a wholly-owned subsidiary of Kodiak in connection with the Closing. All references herein to the “Board” refer to the board of directors of Kodiak AI, Inc.

This Reoffer Prospectus contains important information you should know before investing, including important information about our company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

TRADEMARKS

Our logo and trademarks appearing in this Reoffer Prospectus, or appearing in the documents incorporated by reference into this Reoffer Prospectus, are our property. Such documents may contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in or incorporated by reference into this Reoffer Prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Unaudited Pro Forma Condensed Combined Financial Information” in the documents incorporated by reference in this Reoffer Prospectus.

Overview

Kodiak is a leading provider of artificial intelligence (“AI”) -powered autonomous vehicle (“AV”) technology that is designed to help tackle some of the toughest driving jobs. Our driverless solution can help address the critical problem of safely transporting goods in the face of unprecedented supply chain challenges. We believe that driverless trucks can enhance road safety, improve truck utilization, reduce costs, expand margins for fleet owners, alleviate supply chain pressures and create better jobs for truck drivers.

Kodiak’s vision is to become the trusted world leader in autonomous ground transportation. We are committed to a safer and more efficient future for all through the commercialization of driverless trucking at scale. To that end, we developed the Kodiak Driver, a virtual driver that combines advanced AI-powered software with modular and vehicle-agnostic hardware designed to help address our customers’ needs. The Kodiak Driver is a unified AI system powered by multiple parallel neural nets that continuously learns and adapts across domains for efficient, scalable autonomy.

The Kodiak Driver is not just an idea-it is operating without a human driver today. As of September 30, 2025, Kodiak Driver-powered vehicles have logged over 5,200 Cumulative Hours of Paid Driverless Operations and driven over 3.0 million autonomous miles with a safety driver in the cab.

We built the Kodiak Driver with key technological advantages and differentiators that include: (i) our customer-focused design, engineered for maintainability and uptime; (ii) cutting-edge AI-powered software; (iii) independence from the high-definition (“HD”) maps common in the AV industry; (iv) a common technology platform that is built for scale and adaptable to nearly any modern ground vehicle; and (v) our approach to modular hardware and remote assistance. Notably, we have accomplished this in a highly capital-efficient manner.

We serve customers in both long-haul, industrial trucking and defense industries. In December 2024, we believe we achieved a historic milestone by becoming the first company to deploy customer-owned and -operated driverless trucks in commercial service. We delivered these driverless trucks to Atlas Energy Solutions (“Atlas”), an oil and gas logistics provider which operates these trucks in the oil-rich Permian Basin of West Texas and Eastern New Mexico. Following successful real-world operations and the achievement of key performance milestones, in March 2025, Atlas committed to deploying the Kodiak Driver on 100 Atlas-owned trucks, subject to the terms of the Atlas MSA. Additionally, we work with some of the largest fleets in the United States, including J.B. Hunt, Werner Enterprises, C.R. England and Martin Brower. As of September 30, 2025, our customers have utilized Kodiak-owned autonomous trucks to deliver over 10,000 revenue generating loads across the southern United States.

The Kodiak Driver is also being utilized in the defense industry, where we believe it can support national security initiatives and critical government applications. We have recognized approximately $30 million in revenue under contracts with the U.S. Army to adapt the Kodiak Driver for military vehicles.

We expect to continue to grow our Driver-as-a-Service (“DaaS”) business model, which we launched in December 2024 in connection with our partnership with Atlas, under which our customers are provided with access to the Kodiak Driver on customer-owned and -operated vehicles. Under this model, we generate revenue through either a per-vehicle or per-mile license fee. This flexible approach to pricing is designed to align with our customers’ diverse operational models, while generating predictable, recurring revenue for us. By integrating the Kodiak Driver into customer-owned fleets, we expect to build an asset-light business that can scale with our customers’ growth. We first implemented the DaaS model with Atlas in its industrial domain. Currently, we charge our on-highway customers a traditional per-mile or per-load fee to deliver freight on Kodiak-owned autonomous trucks. We plan to transition those customers to our DaaS model once we commence on-highway driverless operations.

Kodiak was founded by autonomy industry pioneer Don Burnette in 2018. Kodiak’s management team has decades of collective experience across AI, robotics, and AV technology. Our team of over 300 employees brings experience not only in technology but also operations, trucking and defense.

Our principal executive offices are located at 1049 Terra Bella Avenue, Mountain View, CA 94043 and our phone number is (650) 209-8005. Our website is www.kodiak.ai. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this Reoffer Prospectus, and the inclusion of our website address in this Reoffer Prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earlier of (1) the last day of the year (i) following April 4, 2028, which is the fifth anniversary of the effective date of AACT’s IPO registration statement, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700.0 million as of the prior June 30, or (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. We will elect to continue to utilize the extended transition period. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The JOBS Act does not preclude an emerging growth company from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. We will use the extended transition period for any other new or revised accounting standards during the period in which we remain an emerging growth company.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to 25,053,812 shares of Common Stock acquired by or issuable to Selling Securityholders pursuant to awards granted or assumed by the Company to the Selling Securityholders under the 2018 Plan and the 2025 Plan, including stock options. Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of lock-up restrictions pursuant to our bylaws (“Bylaws”) and/or other agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders. For more information, see the sections titled “Use of Proceeds,” “Selling Securityholders,” and “Plan of Distribution.”

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before deciding to invest in or to maintain an investment in our Common Stock, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on November 13, 2025, which are incorporated by reference herein, and in subsequent reports we file with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. Our business, reputation, financial condition, results of operations and the price of our Common Stock could also be adversely affected by any of these risks and other risks and uncertainties not currently known to us or that we currently do not believe are material. In that event, the market price of our Common Stock could decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

The risks we have described may include forward-looking statements, and our actual results may differ from those discussed in such forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Reoffer Prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include our or our management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Reoffer Prospectus and the documents incorporated by reference herein include statements about:

•	the expected benefits of the Business Combination;

•	our estimated total addressable markets for its commercial trucking and public sector applications;

•	our operational and product roadmap, and our ability to produce and deploy the Kodiak Driver at scale;

•	the regulatory landscape for the Kodiak Driver and complexities with compliance related to such landscape, including with respect to recent changes in tariffs and trade policy;

•	developments relating to our competitors and industry;

•	our ability to successfully collaborate with business partners and customers;

•	our expectations regarding its ability to obtain, maintain, protect and enforce its intellectual property rights;

•	our future capital requirements and sources and uses of cash;

•	our success in retaining or recruiting, or changes required in, its officers, key employees or directors;

•	our expectations regarding expansion plans and opportunities, including into international markets;

•	the potential liquidity and trading of our public securities;

•	any changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	expectations regarding our status as an emerging growth company under the JOBS Act; and

•

other risks and uncertainties set forth in the section titled “Risk Factors” beginning on page 6 of this Reoffer Prospectus, including those under the section titled “Risk Factors” in the documents incorporated by reference into this Reoffer Prospectus.

These forward-looking statements are based on information available as of the date of this Reoffer Prospectus and current expectations, forecasts and assumptions and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Except as required under applicable securities laws, neither we nor our affiliates have any obligation and specifically disclaim any such obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by investors as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. We caution you that the foregoing list does not contain all of the forward-looking statements made in this Reoffer Prospectus and the documents incorporated by reference into this Reoffer Prospectus.

We operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Reoffer Prospectus and the documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Some factors that could cause actual results to differ include:

•	significant risks and uncertainties associated with rapidly evolving AV technology;

•	our limited operating history, including its net losses and undemonstrated ability to achieve profitability;

•

our ability to execute its Driver-as-a-Service or DaaS business model, including maintaining, retaining and expanding customer relationships and scaling production and commercial deliveries on expected timelines;

•	any flaws or errors in our solutions or flaws in or misuse of AV technology in general;

•	the risk of significant injury, including fatalities, presented by AV technology;

•	the effects of competition on our business;

•	risks related to working with third-party suppliers, OEMs, upfitters, service providers and partners for key components of the Kodiak Driver, including supply shortages;

•	our dependence on a limited number of customers, including Atlas and customers in the public sector, for a significant portion of its revenue;

•	our reliance on the experience and expertise of its management team, engineers and other key employees;

•	our ability to establish, maintain, protect or enforce its technology and intellectual property rights and defend intellectual property infringement claims from others;

•	changes in the regulatory environment, including changes to tariff and trade policies;

•	risks related to general business and economic conditions, including those related to the trucking, industrial, oil and gas and public sector ecosystems;

•	real or perceived inaccuracies in our assumptions and estimates to calculate certain metrics;

•	our ability to raise capital in the future and its ability to manage its growth, cash and expenses;

•	our ability to maintain the listing of our securities on Nasdaq;

•	any legal proceedings instituted against us; and

•	other risks and uncertainties described in this Reoffer Prospectus and the documents incorporated by reference herein, including those detailed under the section titled “Risk Factors.”

If any of the risks or uncertainties described in this Reoffer Prospectus and the documents incorporated by reference into this Reoffer Prospectus materialize or the underlying assumptions prove incorrect, actual results and plans could differ materially from the results implied by any forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

USE OF PROCEEDS

The Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares hereunder. All the proceeds from the sale of the Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will go to the Selling Securityholders. For more information, see the sections titled “Selling Securityholders” and “Plan of Distribution” included below.

SELLING SECURITYHOLDERS

The following table sets forth, as of November 7, 2025 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned by the Selling Securityholders, the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Common Stock that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Common Stock are sold is calculated based on 181,207,392 shares of Common Stock outstanding as of the Determination Date.

The Shares offered by the Selling Securityholders hereunder include shares of Common Stock acquired upon the exercise of equity awards or issuable upon the exercise of outstanding equity awards by certain current and former directors, officers, other employees, consultants and/or advisors of the Company or its subsidiaries pursuant to the 2025 Plan and the 2018 Plan, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, distributes, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC (except as described in footnote (2) to the table below), and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the Determination Date, subject to community property laws where applicable.

Name of Selling Securityholder (1)	Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Being Offered(2)	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number(3)	Percent
Donald Burnette (4)	28,667,478	1,366,509	27,300,969	15.1%
Surajit Datta (5)	2,735,368	2,735,368	—	—
Jordan Coleman (6)	4,989,741	4,985,270	4,471	*
Zsuzsanna Major (7)	3,083,189	3,083,189	—	—
Andreas Wendel (8)	11,476,432	7,170,859	4,305,573	2.4%
Michael Wiesinger (9)	3,491,166	3,312,426	178,740	*
Mohamed Elshenawy (10)	245,996	245,996	—	—
Kenneth Goldman (11)	245,996	245,996	—	—
James Reed (12)	1,662,203	1,662,203	—	—
Kristin Sverchek (13)	245,996	245,996	—	—

Total Shares	56,843,565	25,053,812	31,789,753	17.5%

*	Represents beneficial ownership of less than 1%

(1)	Unless otherwise noted, the business address of each of these shareholders is 1049 Terra Bella Avenue, Mountain View, CA 94043.

(2)

The number of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a Selling Securityholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.

(3)

Assumes all the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Securityholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares of Common Stock are purchased or otherwise acquired other than pursuant to the options relating to the Shares being offered.

(4)

Consists of (i) 1,366,509 shares of Common Stock subject to options held by Mr. Burnette, which are offered under this Reoffer Prospectus, (ii) 25,915,204 shares of Common Stock held by Mr. Burnette, and (iii) 1,385,765 shares of Common Stock held by Citizens Trust Company of Delaware, Trustee of the Burnette Family Irrevocable Trust dated August 11, 2025 (the “Family Trust”). Mr. Burnette and Mr. Burnette’s spouse have shared voting and dispositive power with respect to the shares held by the Family Trust. Mr. Burnette is our Chief Executive Officer and a member of our Board of Directors.

(5)	Consists of 2,735,368 shares of Common Stock subject to options held by Mr. Datta. Mr. Datta is our Chief Financial Officer.

(6)

Consists of (i) 4,985,270 shares of Common Stock subject to options held by Mr. Coleman, which are offered under this Reoffer Prospectus, and (ii) 4,471shares of Common Stock held by Mr. Coleman. Mr. Coleman is our Chief Legal and Policy Officer.

(7)	Consists of 3,083,189 shares of Common Stock subject to options held by Ms. Major. Ms. Major is our Chief People Officer.

(8)

Consists of (i) 7,170,859 shares of Common Stock subject to options held by Mr. Wendel, which are offered under this Reoffer Prospectus, and (ii) 4,305,573 shares of Common Stock held by Mr. Wendel. Mr. Wendel is our Chief Technology Officer.

(9)

Consists of (i) 3,312,426 shares of Common Stock subject to options held by Mr. Wiesinger, which are offered under this Reoffer Prospectus, and (ii) 178,740 shares of Common Stock held by Mr. Wiesinger. Mr. Wiesinger is our Chief Operating Officer.

(10)	Consists of 245,996 shares of Common Stock subject to options held by Mr. Elshenawy. Mr. Elshenawy is a member of our Board of Directors.

(11)	Consists of 245,996 shares of Common Stock subject to options held by Mr. Goldman. Mr. Goldman is a member of our Board of Directors.

(12)	Consists of 1,662,203 shares of Common Stock subject to options held by Mr. Reed. Mr. Reed is a member of our Board of Directors.

(13)	Consists of 245,996 shares of Common Stock subject to options held by Ms. Sverchek. Ms. Sverchek is a member of our Board of Directors.

Other Material Relationships with the Selling Securityholders

Legacy Kodiak Relationships and Related Person Transactions Prior to the Business Combination

Walmart Agreement

On October 3, 2023, Legacy Kodiak entered into a Master Transportation Agreement with Wal-Mart Transportation, LLC (“Walmart”), as amended on May 28, 2024 and November 14, 2024 (the “Walmart Agreement”). Pursuant to the Walmart Agreement, Legacy Kodiak agreed to provide certain transportation services utilizing its Kodiak Driver-powered trucks to Walmart. For the year ended December 31, 2024, Legacy Kodiak received revenue in the amount of $157,053 pursuant to the Walmart Agreement. James Reed served as Legacy Kodiak’s Chief Operating Officer until February 2024, served on the Legacy Kodiak Board, and currently serves on our Board. Mr. Reed served as the Vice President of Transportation of Walmart until May 2025. As a result, Mr. Reed may be deemed to have an indirect material interest in the Walmart Agreement.

James Reed Officer Compensation

On October 26, 2022, Legacy Kodiak entered into an offer letter with James Reed, whereby Legacy Kodiak offered Mr. Reed a position as its Chief Operating Officer (the “James Reed Offer Letter”). Pursuant to the James Reed Offer Letter and in exchange for Mr. Reed’s services, Legacy Kodiak agreed to provide (i) a $250,000 annual salary to Mr. Reed and (ii) a stock option to purchase 4,266,120 shares of Legacy Kodiak’s Common Stock (the “James Reed Option”), subject to the terms and conditions of the 2018 Plan.

On February 12, 2024, Legacy Kodiak and James Reed entered into a Consent to Partial Stock Option Cancellation and Amendment of Vesting Schedule Agreement, pursuant to which (i) James Reed resigned as Chief Operating Officer of Legacy Kodiak and continued to provide services solely as a member of the Legacy Kodiak Board, effective February 2, 2024 (the “Resignation Date”), and (ii) in consideration for Mr. Reed’s continued services, the James Reed Option was amended to reduce the number of shares subject to the option to be a total of 1,867,715 shares of Legacy Kodiak Common Stock, of which 1,244,285 shares were considered vested as of the Resignation Date, and 623,430 shares continue to vest, subject to Mr. Reed’s continued service on the Legacy Kodiak Board or our Board.

Kodiak AI, Inc. Related Person Transactions

Compensation Arrangements

We are party to employment agreements with each Selling Securityholder, which agreements, among other things, provide for certain severance and change of control benefits. We have also granted stock options to each of the Selling Securityholders. For more information on the employment agreements with our named executive officers and our other named executive officer and director compensation arrangements, see the section titled “Executive Compensation” in our Current Report on 8-K filed with the SEC on September 30, 2025, which section is incorporated herein by reference.

Earn Out Securities

In connection with the Business Combination, immediately prior to the Closing, Legacy Kodiak security holders became eligible to receive, on a pro rata basis, 74,998,317 shares of Common Stock and restricted stock units (“RSUs” and collectively, the “Earn Out Securities”), which will be issued or vest, as applicable, upon achievement of specified stock-price-based milestones during the four-year period commencing September 24, 2025 (the “Earn Out Period”), and, additionally in the case of the RSUs, upon satisfaction of service-based vesting conditions from the Closing to the date of certain triggering events. The Earn Out Securities are divided into three equal tranches.

In the event of a change of control during the Earn Out Period that results in a per-share price for our Common Stock equal to or in excess of a triggering event threshold, the corresponding triggering event will be deemed to have occurred and the related Earn Out Securities shall be issued or vest immediately prior to the consummation of the change of control.

All of the 25,053,812 shares of Common Stock that may be offered or sold by Selling Securityholders identified in this Reoffer Prospectus, including the Earn Out Securities, are subject to certain lock-up restrictions. Specifically, pursuant to our Bylaws, without the prior written consent of our Board and subject to certain customary and other exceptions, each holder of shares of our Common Stock (i) issued in connection with the Business Combination, (ii) issued upon the exercise of outstanding options to purchase shares of Legacy Kodiak common stock that were exchanged for options to purchase shares of Common Stock or warrants to purchase shares of Legacy Kodiak preferred stock that were converted into the warrants to purchase shares of Common Stock, (iii) issued to or owned by the SPAC Sponsor or by any directors or officers of AACT as of immediately prior to the Closing; or (iv) issued to directors, officers and employees of Kodiak or its subsidiaries (other than in connection with our Common Stock issued pursuant to the ESPP) will not, through September 24, 2026, directly or indirectly, sell their shares of Common Stock.

Indemnification of Officers and Directors

In connection with the consummation of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law (“DGCL”) and may continue to do so in the future. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law. Our Bylaws also empower us to purchase insurance on behalf of any person whom we are required or permitted to indemnify. We believe that the indemnification provisions in our certificate of incorporation (“Certificate of Incorporation”) and Bylaws, liability insurance and any indemnification agreements that are entered into are necessary to attract and retain talented and experienced directors and officers.

We also maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed because of, actions, suits, or proceedings to which they are parties by reason of being or having served as a director or officer of the Company. The coverage provided by these policies applies whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL. At present, we are not aware of any pending litigation or proceeding involving any person who will be one of our directors or officers or is or was one of our directors or officers, or is or was one of our directors or officers serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Securityholders” includes pledgees, donees, transferees, assignees, successors, distributes, designees and others successors-in-interest selling shares of Common Stock received after the date of this Reoffer Prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, or other transfer.

We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

•	directly by the Selling Securityholders;

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•

through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Securityholder that a pledgee, donee, transferee, assignee, successor, distributee, designee or other successor-in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this Reoffer Prospectus.

Lock-Up Restrictions

All of the Shares of Common Stock that may be offered or sold by Selling Securityholders identified in this Reoffer Prospectus are, subject to certain exceptions, subject to the lock-up restrictions in our Bylaws. For additional information regarding the lock-up restrictions, see the section titled “Selling Securityholders—Kodiak AI, Inc. Related Person Transactions—Earn Out Securities” appearing elsewhere in this Reoffer Prospectus.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than one percent of the outstanding shares of our Common Stock.

EXPERTS

The financial statements of Kodiak Robotics, Inc. (Legacy Kodiak) at December 31, 2023, and for the year then ended, incorporated by reference in Kodiak AI, Inc.’s Registration Statement Form S-4 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Legacy Kodiak’s ability to continue as a going concern as described in Note 1 to the financial statements), incorporated by reference therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Kodiak Robotics, Inc. (Legacy Kodiak) as of December 31, 2024, and for the year in the period ended December 31, 2024, incorporated by reference in this Reoffer Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

(1)

Our Proxy Statement/Prospectus filed with the SEC on August 29, 2025 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4 (File No. 333-287278), which became effective on August  29, 2025 (as supplemented by that certain Proxy Statement/Prospectus Supplement No. 1, dated September  15, 2025 and that certain Proxy Statement/Prospectus Supplement No. 2, dated September 23, 2025, the “Proxy Statement/Prospectus”) and contains our audited financial statements for the latest fiscal year for which such statements have been filed (except with respect to (i) the financial statements of AACT as of December 31, 2024 and for the period from March 15, 2021 (inception) through December 31, 2024 and the report of WithumSmith+Brown, PC thereon dated March 12, 2025);

(2)	Our Quarterly Report on Form 10-Q (File No. 001-41691) filed with the SEC on November 13, 2025 for the quarterly period ended September 30, 2025.

(3)

Our Current Reports on Form 8-K (File No. 001-41691) filed with the SEC on September 30, 2025 and October 21, 2025, our Current Reports on Form 8-K/A filed with the SEC on October 10, 2025 and on November 13, 2025 (other than information furnished rather than filed).

(4)	The description of our Common Stock that is contained in the Proxy Statement/Prospectus, including any amendment or supplements thereto.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Reoffer Prospectus and prior to the termination of the offering of the Shares under this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Kodiak AI, Inc., Attn: Legal, 1049 Terra Bella Avenue, Mountain View, CA 94043; (650) 209-8005.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.kodiak.ai. We make available, free of charge, on our investor relations website at www.kodiak.ai/investors under “SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. The information on, or that can be accessed through, our website is not part of or incorporated by reference into this Reoffer Prospectus and the inclusion of our website and investor relations website addresses in this Reoffer Prospectus is an inactive textual reference only.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)

Our Proxy Statement/Prospectus filed with the SEC on August 29, 2025 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4 (File No. 333-287278), which became effective on August  29, 2025 (as supplemented by that certain Proxy Statement/Prospectus Supplement No. 1, dated September  15, 2025 and that certain Proxy Statement/Prospectus Supplement No. 2, dated September 23, 2025, the “Proxy Statement/Prospectus”) and contains our audited financial statements for the latest fiscal year for which such statements have been filed (except with respect to (i) the financial statements of AACT as of December 31, 2024 and for the period from March 15, 2021 (inception) through December 31, 2024 and the report of WithumSmith+Brown, PC thereon dated March 12, 2025);

(2)	Our Quarterly Report on Form 10-Q (File No. 001-41691) filed with the SEC on November 13, 2025 for the quarterly period ended September 30, 2025.

(3)

Our Current Reports on Form 8-K (File No. 001-41691) filed with the SEC on September 30, 2025 and October 21, 2025, our Current Reports on Form 8-K/A filed with the SEC on October 10, 2025 and on November 13, 2025 (other than information furnished rather than filed).

(4)	The description of our Common Stock that is contained in the Proxy Statement/Prospectus, including any amendment or supplements thereto.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, has passed on the validity of the Shares offered pursuant to this Registration Statement. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than one percent of the outstanding shares of the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides for this limitation of liability.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made with respect to any claim, issue or matter as to which he or she will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court will deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL and our Bylaws. Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law. Our Bylaws also empower us to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

We also maintain director and officer liability policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Our stockholders’ investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and any indemnification agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Certificate of Incorporation of the Company.	8-K	001-41691	3.2	September 30, 2025

4.2	Bylaws of the Company.	8-K	001-41691	3.3	September 30, 2025

4.3	Specimen Common Stock Certificate.	8-K	001-41691	4.4	September 30, 2025

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm of Kodiak Robotics, Inc.

23.2*	Consent of Deloitte & Touche LLP independent registered public accounting firm of Kodiak AI, Inc.

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Kodiak AI, Inc. 2025 Equity Incentive Plan and forms of agreements thereunder.	8-K	001-41691	10.15	September 30, 2025

99.2	Kodiak AI, Inc. 2025 Employee Stock Purchase Plan and forms of agreements thereunder.	8-K	001-41691	10.16	September 30, 2025

99.3	Kodiak Robotics, Inc. 2018 Equity Incentive Plan and forms of agreements thereunder.	8-K	001-41691	10.21	September 30, 2025

107*	Filing Fees.

*	Filed herewith.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, California on December 1, 2025.

KODIAK AI, INC.

By:	/s/ Donald Burnette
Donald Burnette
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald Burnette, Jordan Coleman and Surajit Datta, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald Burnette Donald Burnette	Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2025

/s/ Surajit Datta Surajit Datta	Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2025

/s/ Mohamed Elshenawy Mohamed Elshenawy	Director	December 1, 2025

/s/ Kenneth Goldman Kenneth Goldman	Director	December 1, 2025

/s/ James Reed James Reed	Director	December 1, 2025

/s/ Allyson Satin Allyson Satin	Director	December 1, 2025

/s/ Kristin Sverchek Kristin Sverchek	Director	December 1, 2025

/s/ Scott Tobin Scott Tobin	Director	December 1, 2025